EXHIBIT 3(ii)

BYLAWS
OF
MEDIA SCIENCES INTERNATIONAL, INC.

AS AMENDED AND RESTATED
(Effective June 14, 2012)

ARTICLE I. OFFICES

Section 1. Registered Office. The address of the registered office of the corporation in Delaware shall be 11th Floor, Rodney Square North, 11th & Market Streets, Wilmington, Delaware, and the registered agent at such address in charge thereof shall be YCS&T Services Corporation all of which shall be subject to change from time to time as permitted by law.

Section 2. Other Offices. The corporation may also have an office or offices or place or places of business within or without the State of Delaware as the Board of Directors may from time to time designate.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. The Annual Meeting. The annual meeting of stockholders for the election of directors shall be held within or without the State of Delaware on the date and at the time and place designated by the board of directors; but if no date, time and place are otherwise designated by the board, it shall be held on the second day of December in each year, or on such day within 30 days thereof, provided if that day be a legal holiday, on the next succeeding day not a legal holiday, at 10:00 a.m., at the registered office of the corporation in the State of Delaware. At the annual meeting, the stockholders shall elect by plurality vote, subject to any conditions set forth in Article III, Section I herein, a whole board of directors and may transact such other business as may come before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the (President or) Chairman of the Board and shall be called by the (President or) Secretary either upon the request in writing by a majority of the directors or upon the request in writing of stockholders of record holding a majority in amount of the capital stock outstanding and entitled to vote.

Section 3. Place of Meetings. Meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be designated by the board of directors or as shall be designated in the respective notices or waivers of notice thereof, unless otherwise specified in these Bylaws.

Section 4. Voting. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after three years from its date unless it provides for a longer period. Such right to vote shall be subject to the right of the board of directors to fix a record date for voting stockholders.

Section 5. Notice. Notice of all meetings shall be mailed by the Secretary to each stockholder of record entitled to notice of or to vote at such meeting, at his last known post office address.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice, if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, until a quorum is secured. The vote of the holders of a majority of the stock issued and outstanding present at a meeting or any adjournment thereof at which a quorum is present shall be the act of the stockholders unless a different vote is required by the Certificate of Incorporation or applicable statutory law.

Section 7. Action Without Meeting. Any action permitted or required to be taken at any meeting of shareholders may be taken by written consent without a meeting subject to and to the extent permitted by applicable Delaware statutory law.

ARTICLE III. DIRECTORS

Section 1. Number. The property and business of the corporation shall be managed and controlled by its board of directors, composed of three (3) to seven (7) persons. Subject to the foregoing, the number of directors may be increased or decreased by action of the directors.  The number of directors may not be decreased below three (3) persons or increased above seven (7) persons except by amendment of these Bylaws by the stockholders in the same manner as any other amendment to these Bylaws by the stockholders may be effected.

Section 2. Term, Vacancies and Newly Created Directorships. The directors shall hold office until the next annual election and until their successors are elected and qualify or until their earlier resignation or removal. They shall be elected by the stockholders, except that if there be a vacancy in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from an increase in the authorized number of directors, such vacancy or directorship shall be filled by a majority of the directors then in office, although less than a quorum. Any director chosen by reason of such vacancy or such newly created directorship shall hold office until the next annual meeting and until a successor is elected and qualified or until an earlier resignation or removal.

When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office as provided in these Bylaws in the filling of other vacancies.

At the annual election, any director who receives more “withhold” or “against” votes than “for” votes will be required to submit to the Board a letter of resignation for consideration by the Board’s Nominating and Corporate Governance Committee. The Committee would then make a recommendation regarding the resignation to the Board.

Section 3. Removal. Any director or directors may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the stock issued and outstanding at a meeting called for that purpose at which a quorum is present.

Section 4. Powers. The board of directors shall have all such powers and authority, as may be exercised by the board of directors of a corporation organized under the General Corporation Law of the State of Delaware, including, without limiting the generality of the foregoing, any powers and authority granted by the Certificate of Incorporation and these Bylaws which may lawfully be granted thereby, subject only to the provisions of the Certificate of Incorporation and these Bylaws, and the following powers:

(A)         To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has the power to take, at such prices and on such terms as the board of directors may deem proper;

(B)         To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation;

(C)         To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every act and thing necessary to effectuate the same;

(D)         To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require such security as the board may deem proper;

(E)         To confer on any officer of the corporation the power of selecting, discharging or suspending such employees;

(F)         To fix the compensation of directors;

(G)         To determine by whom and in what manner the corporation’s bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

Section 5. Meetings of Directors. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors may be held within the State of Delaware at such time and place as may be fixed from time to time by resolution of the board. No notice of regular meetings shall be required.

Special meetings of the directors may be called by the President on three days’ notice in writing or on five days’ notice by telegraph to each director, and shall be called by the President in like manner on the written request of two directors. Special meetings of the directors may be held within the State of Delaware at such time and place as is indicated in the notice or waiver of notice thereof.

Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

Section 7. Vote Necessary to Act. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. Executive and Other Committees.

(A)         The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee and/or one or more other committees, each committee to consist of two or more of the directors of the corporation. Any such committee, to the extent provided in the resolution or in these Bylaws, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, except in reference to powers or authority expressly forbidden such a committee by applicable statutory law, and may authorize the seal of the corporation to be fixed to all papers which may require it.

(B)         In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

(C)         The executive committee shall have and shall exercise, between the meetings of the board of directors, the full power and authority of the board in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of stock, except in reference to power and authority expressly forbidden by applicable statutory law, and may authorize the seal of the corporation to be affixed to all papers which require it; provided, however, that the executive committee shall not have the power or authority to fill vacancies in its own membership which vacancies shall be filled by the board of directors.

(D)         The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

(E)         Such other committees shall have and may exercise the powers and authority of the board of directors to the extent provided in such resolution or resolutions.

Section 9. Compensation. The board of directors shall fix the compensation of directors.

Section 10. Action Without Meeting. Any action permitted or required to be taken at any meeting of the board of directors may be taken by written consent without a meeting subject to and to the extent permitted by applicable Delaware law.

ARTICLE IV. OFFICERS

Section 1. Officers. The officers of the corporation shall be a President, Secretary and Treasurer. Other officers and agents, including one or more Vice Presidents, may from time to time be chosen by the Board. In addition, the Board may elect a Chairman. All officers of this corporation shall be chosen by the Board by the vote of a majority of the directors present at a meeting at which a quorum is present or by written consent pursuant to applicable statutory law.

Section 2. Number of Offices. Any number of offices may be held by the same person.

Section 3. Powers and Duties. The officers shall have such powers and duties as are specified in these Bylaws as well as any other and additional powers and duties as may, from time to time, be specified by the Board.

Section 4. Terms. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer chosen or appointed by the Board may be removed immediately either with or without cause at any time by affirmative vote of a majority of the whole Board. If the office of any officer or agent becomes vacant for any reason, the vacancy shall be filled by the Board in the same manner as any officer or agent of this corporation is chosen.

Section 5. Duties of the Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board and he shall have and perform such other duties, executive or otherwise, as from time to time may be assigned to him by the Board.

Section 6. Duties of the President. The President shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of the stockholders and directors (unless, as to directors, a Chairman is elected), to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the Board or the executive committee. He shall have general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed. He shall submit a report of the operations of the corporation for the year to the Board at its meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting. He shall be an ex-officio member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of President of a corporation as well as any other duties and powers as may, from time to time, be prescribed by the Board.

Section 7. Duties of the Vice President(s). The Vice President(s), in the order designated by the Board, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability and shall perform such other duties as may be prescribed by the President and the Board. In the event of the death, resignation or removal of the President and if the Board has designated an Executive Vice President, he shall be the particular officer so empowered and required to function as acting President unless the Board has designated some other officer so to act.

Section 8. President Pro Tem. In the absence or disability of the President and the Vice President(s), the Board may appoint from their own number a President Pro Tem.

Section 9. Duties of the Secretary. The Secretary shall attend all meetings of the stockholders, the Board , the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book to be kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as may from time to time be assigned to him by the President or the Board.

Section 10. Duties of the Treasurer. The Treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the Board, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and at the regular meeting of the Board next preceding year. He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board may prescribe. He shall give the corporation a bond, if required by the Board, in such sum and in the form and with security satisfactory to the Board, for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the President and the Board may from time to time prescribe or require.

Section 11. Delegation of Duties and Other Officers. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by the Board, the Board may delegate his powers or duties to any other officer or to any director for the time being. The Board may elect any number of Assistant Secretaries and Assistant Treasurers who shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board.

Section 12. Salaries. The salaries and other compensation of the officers of the corporation shall be fixed from time to time by the Board, except that the Board may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the Bylaws. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

ARTICLE V. INDEMNIFICATION

A director of this corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(A)         This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(B)         This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(C)         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(D)         In addition to the right of indemnification provided for in paragraphs of this ARTICLE V, this corporation shall, to the fullest and broadest extent permitted by applicable law, including, without limitation, Section 145 of the Delaware General Corporation Law as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

(E)         The right of indemnification provided by this ARTICLE V shall apply as to action by any person in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(F)         The right of indemnification provided by this ARTICLE V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(G)         The right of indemnification provided by this ARTICLE V shall be deemed to be a contract between this corporation and each director, officer, employee or agent of this corporation who serves in such capacity, both as to action in his official capacity and as to action in another capacity while holding such office, at any time while this ARTICLE V and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

(H)         Notwithstanding any provision of this ARTICLE V to the contrary, this corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this corporation would have the power to indemnify him against such liability.

(I)          For purposes of this ARTICLE V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this ARTICLE V.

ARTICLE VI. MISCELLANEOUS

Section 1. Certificates; Uncertificated Shares. Shares of the corporation’s stock may be certificated or uncertificated, as provided by the General Corporation Law of the State of Delaware. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Certificates of stock shall exhibit the holder’s name and the number, class and designation of the series, if any, of the shares held and shall be signed by the Chairman or vice chairperson of the board of directors, or the President or a Vice President, and either the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates representing shares of stock of the corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 2. Transfer of Stock. Subject to any restrictions on transfer, transfers of stock of the corporation shall be made only on the books of the corporation by the holder of the shares in person or by his lawfully constituted representative, and, in the case of stock represented by certificate, upon surrender of the certificate properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

Section 3. Fixing Date for Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 4. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

Section 6. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of July in each year.

Section 7. Dividends. Dividends upon the capital stock may be declared either by the board of directors at any regular or special meeting or in the manner otherwise provided by the board and may be paid in cash or in property or in shares of the capital stock. Before the payment of any dividend or the making of any distribution of profits, a reserve or reserves may be set apart out of any of the funds of the corporation available for dividends for any proper purpose, and any such reserve or reserves may be altered or abolished.

Section 8. Checks for Money. All checks, drafts or orders for the payment of money shall be signed by the President and/or Treasurer or by such other officer or officers or such other person or persons as the board of directors may from time to time designate. No check shall be signed in blank.

Section 9. Books and Records. The books, records and accounts of the corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the directors.

Section 10. Notices. Notice required to be given under the provisions of these Bylaws to any director, officer or stockholder shall not be construed to mean actual notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall thus be mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these Bylaws, whether before or after the time stated therein.

ARTICLE VII. AMENDMENT OF BYLAWS

These Bylaws may be amended, altered, repealed or added to at any regular meeting of the stockholders or of the board of directors or at any special meeting called for that purpose; provided, however, that Section 1 of Article III regarding the size of the Board may be amended only by the affirmative vote of a majority of the shares entitled to vote and represented at a meeting.